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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of LifePoint Health, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated February 23, 2018, with respect to the consolidated financial statements of LifePoint Health, Inc. and the effectiveness of internal control over financial reporting of LifePoint Health, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 23, 2018

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM